Exhibit 10.8

CC NEUBERGER PRINCIPAL HOLDINGS I

200 Park Avenue, 58th Floor

New York, NY 10166

April    , 2020

CC Neuberger Principal Holdings I Sponsor LLC

200 Park Avenue, 58th Floor

New York, NY 10166

Ladies and Gentlemen:

This letter will confirm our agreement that, commencing on the effective date (the “Effective Date”) of the registration statement (the “Registration Statement”) for the initial public offering (the “IPO”) of the securities of CC Neuberger Principal Holdings I (the “Company”) and continuing until the earlier of (i) the consummation by the Company of an initial business combination or (ii) the Company’s liquidation (in each case as described in the Registration Statement) (such earlier date hereinafter referred to as the “Termination Date”), CC Capital Partners LLC, an affiliate of CC Neuberger Principal Holdings I Sponsor LLC (the “Sponsor”), shall take steps directly or indirectly to make available to the Company certain office space, secretarial and administrative services as may be required by the Company from time to time, situated at 200 Park Avenue, 58th Floor, New York, New York 10166 (or any successor location). In exchange therefore, the Company shall pay CC Capital Partners LLC a sum of $20,000 per month on the Effective Date and continuing monthly thereafter until the Termination Date. CC Capital Partners LLC hereby agrees that it does not have any right, title, interest or claim of any kind (a “Claim”) in or to any monies that may be set aside in a trust account (the “Trust Account”) that may be established upon the consummation of the IPO and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

This letter agreement constitutes the entire agreement and understanding of the parties hereto in respect of its subject matter and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

This letter agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

The parties may assign this letter agreement and any of their rights, interests, or obligations hereunder at any time upon five days’ notice to the other party.

This letter agreement shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

[Signature Page Follows]

Very truly yours,

CC NEUBERGER PRINCIPAL HOLDINGS I

By:
		Name:	Douglas Newton
		Title:	Chief Financial Officer

AGREED TO AND ACCEPTED BY:

CC NEUBERGER PRINCIPAL HOLDINGS I SPONSOR LLC

By:
Name:	Doug Newton
Title:	Authorized Signatory

[Signature Page to Administrative Services Agreement]